Exhibit 4.01
Execution Version
SECOND SUPPLEMENTAL INDENTURE
VALERO ENERGY PARTNERS LP, as Issuer
VALERO REFINING-TEXAS, L.P., as Co-Issuer
THE PREMCOR REFINING GROUP INC., as Co-Issuer
VALERO REFINING – MERAUX LLC, as Co-Issuer
VALERO REFINING NEW ORLEANS, L.L.C., as Co-Issuer
DIAMOND SHAMROCK REFINING COMPANY, L.P., as Co-Issuer
VALERO ENERGY CORPORATION, as Parent Guarantor
AND
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. BANK
NATIONAL ASSOCIATION, as Trustee
Dated as of April 17, 2025
______________________
Supplementing the Indenture
dated as of November 30, 2016,
as supplemented by the First Supplemental Indenture,
dated as of January 10, 2019

This SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of April 17, 2025, is by and among VALERO ENERGY PARTNERS LP, a Delaware limited partnership, as issuer (the “Partnership”), VALERO REFINING-TEXAS, L.P., a Texas limited partnership, as co-issuer (“VRT”), THE PREMCOR REFINING GROUP INC., a Delaware corporation, as co-issuer (“PRG”), VALERO REFINING – MERAUX LLC, a Delaware limited liability company, as co-issuer (“VRM”), VALERO REFINING NEW ORLEANS, L.L.C., a Delaware limited liability company, as co-issuer (“VRNO”), DIAMOND SHAMROCK REFINING COMPANY, L.P., a Delaware limited partnership, as co-issuer (collectively with VRT, PRG, VRM and VRNO, the “Co-Issuers”), VALERO ENERGY CORPORATION, a Delaware corporation, as parent guarantor (the “Parent Guarantor”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Partnership and the Trustee have heretofore executed and delivered an Indenture dated as of November 30, 2016 (the “Base Indenture” and, as supplemented by the Officers’ Certificates establishing the terms of the Senior Notes (as defined below), the First Supplemental Indenture dated as of January 10, 2019 (the “First Supplemental Indenture”) and this Second Supplemental Indenture, the “Indenture”) providing for the issuance from time to time of the Partnership’s debentures, notes or other evidences of indebtedness (the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as may be fixed as provided in the Base Indenture;
WHEREAS, the Partnership has heretofore executed and delivered to the Trustee (i) an Officers’ Certificate dated as of December 9, 2016, establishing the terms of $500,000,000 aggregate principal amount of the Partnership’s 4.375% Senior Notes due 2026 (the “2026 Notes”) and (ii) an Officers’ Certificate dated as of March 29, 2018, establishing the terms of $500,000,000 aggregate principal amount of the Partnership’s 4.500% Senior Notes due 2028 (together with the 2026 Notes, the “Senior Notes”);
WHEREAS, pursuant to the First Supplemental Indenture, the Parent Guarantor issued an unconditional and irrevocable guarantee of the prompt payment, when due, of any amount owed to the Holders of the Senior Notes under the Indenture and any other amounts due pursuant to the Indenture (the “Parent Guarantee”);
WHEREAS, the Partnership will transfer, in the aggregate, substantially all of its assets to the Co-Issuers through a series of transactions in connection with an internal restructuring (the “Restructuring”);
WHEREAS, Sections 801 and 802 of the Base Indenture provide that upon the consummation of the Restructuring, a supplemental indenture shall be entered into, pursuant to which (i) each of the Co-Issuers will assume all obligations of the Partnership under the Indenture and the Senior Notes and (ii) each of the Co-Issuers will become a co-issuer of the Senior Notes;
WHEREAS, Section 901(1) of the Base Indenture explicitly authorizes the Partnership and the Trustee, without the consent of the Holders of any Securities, to enter into one or more supplemental indentures for the purpose of evidencing the succession of another Person to the Partnership, and the assumption by any such successor of the covenants of the Partnership in the Indenture and in the Securities contained;

WHEREAS, the respective board of directors, managers or members, as applicable, of the General Partner, the Co-Issuers (or the general partner thereof, as applicable) and the Parent Guarantor have each approved by resolution the execution and delivery of this Second Supplemental Indenture, and certified copies of such resolutions will be delivered to the Trustee simultaneously with the execution and delivery of this Second Supplemental Indenture as required by the Base Indenture; and
WHEREAS, the Partnership has delivered to the Trustee simultaneously with the execution and delivery of this Second Supplemental Indenture the Officers’ Certificate and Opinion of Counsel contemplated by Section 102, 803 and 903 of the Base Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership, the Co-Issuers, the Parent Guarantor and the Trustee mutually covenant and agree, for the equal and ratable benefit of the Holders of the Senior Notes, as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.
2.Agreement to Co-Issue. Each of the Co-Issuers hereby agrees to become a co-issuer of the Senior Notes and to become subject to all obligations applicable to the Partnership under the Indenture and the Senior Notes. Effective on the date hereof and pursuant to Sections 801 and 802 of the Indenture, all provisions of the Indenture, the Officers’ Certificates establishing the terms of the Senior Notes and the Parent Guarantee referring to the “Partnership” or the “General Partner” shall hereafter refer to the Partnership, the General Partner and the Co-Issuers (and any general partners thereof), as appropriate, and the Co-Issuers may exercise every right and power of the Partnership under the Indenture and the Senior Notes with the same effect as if such Co-Issuer had originally been named as an issuer under the Indenture on respective the issue date of the Senior Notes.
3.Agreement to Assume Obligations of the Partnership. Each of the Co-Issuers, as a Person succeeding to substantially all of the assets, in the aggregate, of the Partnership in connection with the Restructuring, hereby agrees to assume in its capacity as a co-issuer of the Senior Notes and under the Indenture the due and punctual payment of the principal and any interest on the Senior Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Partnership.
4.Parent Guarantee. Except as expressly amended hereby, the Parent Guarantee is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, and it is acknowledged that the Parent Guarantee applies to the obligations of the Co-Issuers pursuant to this Second Supplemental Indenture. This Section 4 shall form a part of the Parent Guarantee for all purposes.
5.Effectiveness. This Second Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto.
6.No Recourse Against Others. A director, officer, employee, stockholder, partner, limited partner or other owner of the General Partner, the Partnership, each Co-Issuer, the Parent Guarantor or any of their Affiliates or the Trustee, as such, shall not have any liability for any obligations of the Partnership or the Co-Issuers under the terms of the Senior Notes or for any obligations of the Partnership, the Co-Issuers, the Parent Guarantor or the Trustee under the

Indenture, this Second Supplemental Indenture or the Parent Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Senior Notes, by accepting the benefits of the Indenture, waives and releases all such liability. The waiver and release shall be part of the consideration for the amendment and confirmation of the Parent Guarantee.
7.Ratification of Indenture; Second Supplemental Indenture Part of Indenture. The Base Indenture, as supplemented by the First Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
8.Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof that would result in the application of the law of a different state.
9.Duplicate Originals; Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
10.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
11.Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the parties hereto shall bind the successors and assigns of such parties, whether so expressed or not.
12.Severability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
13.Amendment. The Parent Guarantor may amend the Parent Guarantee at any time for any purpose without the consent of the Trustee or any Holder of the Senior Notes; provided, however, that if such amendment adversely affects the rights of the Trustee or any Holder of the Senior Notes, the prior written consent of the Trustee shall be required.
14.Benefits of Second Supplemental Indenture and the Parent Guarantee. Nothing in this Second Supplemental Indenture or in the Parent Guarantee, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors or the Holders of the Senior Notes or coupons, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture or the Parent Guarantee.

15.Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Partnership, each Co-Issuer and the Parent Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.
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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and delivered as of the date first above written.

VALERO ENERGY PARTNERS LP, as Issuer

By:	Valero Energy Partners GP LLC, its general partner

By:	/s/ Jason W. Fraser
	Name:	Jason W. Fraser
	Title:	Executive Vice President and Chief Financial Officer
Attest:

/s/ Jude A. Dworaczyk
Jude A. Dworaczyk
Corporate Secretary

VALERO REFINING-TEXAS, L.P., as Co-Issuer
By:	Valero Tejas Company LLC, its general partner

THE PREMCOR REFINING GROUP INC., as Co-Issuer

VALERO REFINING – MERAUX LLC, as Co-Issuer

VALERO REFINING NEW ORLEANS, L.L.C., as Co-Issuer

DIAMOND SHAMROCK REFINING COMPANY, L.P., as Co-Issuer
By:	Valero Services, Inc., its general partner

By:	/s/ Jason W. Fraser
	Name:	Jason W. Fraser
	Title:	Executive Vice President and Chief Financial Officer
Attest:

/s/ Jude A. Dworaczyk
Jude A. Dworaczyk
Corporate Secretary

Signature Page to Second Supplemental Indenture

VALERO ENERGY CORPORATION, as Parent Guarantor

By:	/s/ Jason W. Fraser
	Name:	Jason W. Fraser
	Title:	Executive Vice President and Chief Financial Officer
Attest:

/s/ Jude A. Dworaczyk
Jude A. Dworaczyk
Corporate Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Misty Gutierrez
	Name:	Misty Gutierrez
	Title	Vice President

Signature Page to Second Supplemental Indenture